CONSENT OF DEUTSCHE BANK SECURITIES INC.

December 22, 2015

Board of Directors

Snyder’s-Lance, Inc.

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

Re: Amendment No. 1 to the Registration Statement on Form S-4 of Snyder’s-Lance, Inc.

Members of the Board,

We hereby consent to (i) the inclusion of our opinion letter, dated October 27, 2015, to the Board of Directors of Snyder’s-Lance, Inc. (the “Company”) as Annex F to the Joint Proxy Statement/Prospectus forming part of Amendment No. 1 to the Registration Statement on Form S-4 of the Company, filed on December 22, 2015 (the “Registration Statement”), and (ii) references made to our firm and such opinion in such Joint Proxy Statement/Prospectus under the captions “SUMMARY – Opinion of Snyder’s-Lance’s Financial Advisor,” “DIAMOND PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND SNYDER’S-LANCE PROPOSAL 1: APPROVAL OF THE STOCK ISSUANCE – Background of the Merger,” “DIAMOND PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND SNYDER’S-LANCE PROPOSAL 1: APPROVAL OF THE STOCK ISSUANCE – Snyder’s-Lance’s Reasons for the Proposed Merger; Recommendation of the Proposed Merger by the Snyder’s-Lance Board of Directors” and “DIAMOND PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND SNYDER’S-LANCE PROPOSAL 1: APPROVAL OF THE STOCK ISSUANCE – Opinion of Snyder’s-Lance’s Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any future amendments to the Registration Statement.

/S/ DEUTSCHE BANK SECURITIES INC.

DEUTSCHE BANK SECURITIES INC.